VIV I C

Service Agreement

This Agreement is made on March 20, 2019 and effective for the period from April 1 2019 to December 31, 2019 between: -

Party A: Vivic Corp., located at 187 E. Warm Springs Road, PMB#B450 Las Vegas, NV. 89119, and Party B: Honetech Inc. Located at No. 196 Fu-So, St., Hsinchuang district, New Taipei City, Taiwan

Service Rendered

Party B provides the following services to Party A: -

" Assist in negotiating with customers, agents for selling products and/or providing services;

" Assist in customers' complaints, delivery delays, and/or emergency delivery related to products;

" Assist in products promotion and advertisement  Ad hoc assignments.

Service Fee

The service fee is USD 3,000 each month from April to December 2019.

Termination of Agreement

Termination of this agreement can be made by giving 30 calendar days written notice to each other or otherwise agreed by both parties.

Others

This agreement is made under the law of Taiwan or otherwise agreed by both parties.

Party A:

For and on behalf of Vivic Corp.

Signature(s)

Director: Hsu Cheng Hsing Party B:

For and on behalf of Honetech Inc.

Cheng Yu/President